UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 22, 2016

HALCÓN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35467	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana, Suite 6700, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (832) 538-0300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on June 9, 2016, Halcón Resources Corporation (“Halcón”, and together with certain of its subsidiaries, the “Company”) entered into a restructuring support agreement (the “RSA”) with respect to the terms of a chapter 11 plan of reorganization with certain of its stakeholders, pursuant to which, among other things, the Company agreed to (a) commence a solicitation for acceptance of a pre-packaged plan of reorganization (the “Plan”) based on the restructuring transactions contemplated by the RSA (the “Restructuring Transactions”), (b) if certain approval levels are attained from the stakeholders, file voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code in the U.S. Bankruptcy Court in the District of Delaware (“Chapter 11 Filing”), and (c) seek approval of the Plan by the Bankruptcy Court.  On June 20, 2016, the Company commenced a solicitation for acceptance of the Plan. As previously disclosed, the solicitation was completed on July 20, 2016 and the final results are noted below:

	% of Class Voting In Favor Of Restructuring Plan(1)
Affected Stakeholder Class	% of Face Value	% of Holders
3L Notes	99.997%	99.350%
Unsecured Notes	99.860%	97.970%
Convertible Note	100.000%	100.000%
Preferred Equity	99.300%	Not Applicable

(1) Threshold levels needed for acceptance under the bankrupty code are at least 66.67% of the value of voting stakeholders in each Affected Stakeholder class and more than 50% of the number of voting holders in each affected debt class (50% threshold does not apply to Preferred Equity class).

In connection with the Restructuring Transactions, on July 22, 2016, the Company entered into a lockup agreement (the “Lockup”) with holders of an aggregate 51% of its 8.625% Senior Secured Notes (the “8.625% Second Lien Notes”) issued under that certain indenture, dated as of May 1, 2015, by and among Halcón, as issuer, each of the guarantors named therein, and U.S. Bank National Association, as trustee (as amended, modified, or otherwise supplemented from time to time, the “8.625% Second Lien Note Indenture”) and 12.0% Senior Secured Notes (the “12.0% Second Lien Notes” and, together with the 8.625% Second Lien Notes, the “Second Lien Notes”) issued under that certain indenture, dated as of December 21, 2015, by and among Halcón, as issuer, each of the guarantors named therein, and U.S. Bank National Association, as trustee (as amended, modified or otherwise supplemented from time to time, the “12.0% Second Lien Note Indenture” and, together with the 8.625% Second Lien Note Indenture, the “Second Lien Note Indentures”), pursuant to which, in exchange for a consent fee, the parties agreed to consent to an amendment of the Second Lien Note Indentures and any other applicable Note Documents (as defined in the Second Lien Note Indenture) to modify the incurrence of indebtedness and lien covenants, as well as certain restricted payments covenants (the “Amendment”) and support the Restructuring Transactions. A copy of the Lockup is filed herewith as Exhibit 10.1 and incorporated herein by reference.  On or as soon as reasonably practicable following the effective date of the Plan but in no event later than thirty (30) days following the effective date, the Company will launch a consent solicitation of the holders of Second Lien Notes in respect of the Amendment.

Pursuant to a Consent and Amendment dated July 22, 2016 (the “RSA Amendment”), the RSA was amended to provide (i) that the interest payments contemplated to be made on the Company’s 13% senior secured notes due 2022, 8.875% senior unsecured notes due 2021, 9.25% senior unsecured notes due 2022 and 9.75% senior unsecured notes due 2020, prior to any Chapter 11 Filing, would be made no later than two (2) business days prior to such filing and (ii) that the Plan shall not specify how distributions will be allocated between principal and interest. Pursuant to the RSA Amendment, the requisite stakeholders have also given their consent with respect to the Amendment. A copy of the RSA Amendment is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

Certain statements and information included herein may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects”, “believes”, “intends”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, or “probable” or statements that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved.  Forward-looking statements are based on current beliefs and expectations and involve certain assumptions or estimates that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and other filings submitted by the Company to the U.S. Securities and Exchange Commission (SEC), copies of which may be obtained from the SEC’s website at www.sec.gov or through the Company’s website at www.halconresources.com. Readers should not place undue reliance on any such forward-looking statements, which are made only as of the date hereof. The Company has no duty, and assumes no obligation, to update forward-looking statements as a result of new information, future events or changes in the Company’s expectations.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

10.1    Lockup Agreement

10.2    Amendment to Restructuring Support Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALCÓN RESOURCES CORPORATION

July 25, 2016	By:	/s/ Mark J. Mize
	Name:	Mark J. Mize
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description
10.1	Lockup Agreement
10.2	Amendment to Restructuring Support Agreement